Exhibit 10.3

TERMINATION OF SEVERANCE PROTECTION AGREEMENT

This Termination (“Termination”) of that certain Severance Protection Agreement dated as of September 1, 2005 (the “Agreement”) by and between Science Applications International Corporation, a Delaware corporation (“SAIC”) and Thomas E. Darcy, (“Darcy”) is made as of this 28th day of November, 2005 by and between SAIC and Darcy. Capitalized terms used herein which are not defined herein shall have the definition ascribed to them in the Agreement.

RECITALS

WHEREAS, SAIC and Darcy are parties to the Agreement and have agreed to terminate the Agreement.

WHEREAS, the parties are willing to enter into this Termination to terminate the Agreement.

In consideration of the foregoing and the promises and covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. TERMINATION OF THE AGREEMENT. The Agreement is terminated effective as of November 28, 2005.

2. COUNTERPARTS. This Termination may be executed in any number of counterparts, each which will be deemed an original, and all of which together shall constitute one instrument.

3. GOVERNING LAW. This Termination shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflict of laws principles thereof. All disputes relating to this Termination, including its enforceability, shall be resolved by final and binding arbitration before an arbitrator appointed by the Judicial Arbitration and Mediation Service (JAMS), in accordance with the rules and procedures of arbitration under the Company’s Dispute Resolution Program, attached as Exhibit B to the Agreement, with the arbitration to be held in San Diego, California.

5. FURTHER ASSURANCES. The parties agree to execute such further instruments, agreements and documents and to take such further action as may reasonably be necessary to carry out the intent of this Termination.

This Termination is hereby executed as of the date first written above.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION, a Delaware corporation

By:	/s/ BERNIE THEULE

Title:	Senior Vice President, Corporate Human Resources

DARCY:

/s/ THOMAS E. DARCY
Thomas E. Darcy